EXHIBIT 10.26
                                                                   -------------

This Note has not been registered under the Securities Act of 1933, as amended (the "Act'), and is a "restricted security," as that term is defined in Rule 144 under the Act. This Note may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of AspenBio.


                                 PROMISSORY NOTE

$956,759.68                                                 Date:  June 12, 2003


FOR VALUE RECEIVED, AspenBio, Inc., a Colorado corporation ("AspenBio") promises to pay Roger D. Hurst, a resident of Castle Rock, Colorado ("Hurst") at 1585 S. Perry Street, Castle Rock, Colorado 80104 or such other place of payment as Hurst may specify from time to time in writing, in lawful money of the United States of America, the principal amount of $ 956,759.68 with interest at the rate of 6% per annum.

Payments shall be applied first to accrued interest and then to unpaid principal. Interest shall be compounded and computed on the basis of a year consisting of twelve months of thirty days each. Monthly payments by the Company of accrued interest only shall begin on September 1, 2004 in accordance with the attached schedule. The Additional Terms and Conditions which are attached hereto are made a part hereof by this reference.

AspenBio waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

                                   ASPENBIO, INC.

                                   By:      /s/ Roger Hurst
                                            ----------------------------------
                                   Title:   Chairman of the Board of Directors


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                                 PROMISSORY NOTE
                             MADE BY ASPENBIO, INC.
                                TO ROGER D. HURST
                         ADDITIONAL TERMS AND CONDITIONS

     These Additional Terms and Conditions are attached to and shall be made a part of the Promissory Note of AspenBio, Inc. payable to Roger D. Hurst ("Hurst") dated June 12, 2003 (the "Note"), as if incorporated therein:

     1. Maturity Date. The Note will mature on June 12, 2008; provided, that, if AspenBio raises $3,000,000 in gross proceeds from the sale of its common stock in the offering commenced in June 2003, then AspenBio shall make a payment on this Note to Hurst of $150,000.

     2. Not a Consumer Note. The loan represented by this Note is solely for commercial and business purposes, and is not made in connection with a consumer transaction. The loan represented by this Note is not for personal, family, agricultural or household purposes. The loan represented by this Note is not a consumer loan within the meaning of the Uniform Consumer Credit Co. ("UCCC") and accordingly, the UCCC shall not apply to this Note.

     3. Default. This Note shall be in default if AspenBio fails to cure, within 30 days of notice from Hurst of default, its failure to make payment of principal or interest due under this Note when the same becomes due and payable. From and after the date of any such default, all principal and interest then due hereunder shall thereafter accrue interest at the rate of 10% per annum. If default shall occur and be continuing and Hurst proceeds to enforce or pursue any legal or equitable remedies, AspenBio agrees to pay all expenses incurred by Hurst (including reasonable attorneys' fees) incident to the enforcement of the Note.

     4. Notices. Any notice or other communication given hereunder shall be given in writing and sent by overnight courier or registered or certified mail, return receipt requested, addressed to AspenBio or Hurst at their respective addresses as set forth in the Note. Notices shall be deemed to have been given three business days after the date of mailing or one business day after delivery to an overnight courier. The address for notices for any party may be changed by notice given pursuant to this Section 5. For purposes of this Note, "business day" shall exclude Saturdays, Sundays and legal holidays in the State of Colorado.

     5. Governing Law. This Note and its validity, construction and performance shall be governed in all respects by the laws of the State of Colorado.